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                                                                   EXHIBIT 10.21

[LOGO]
MORRISON KNUDSEN CORPORATION

MORRISON KNUDSEN PLAZA
P.O. BOX 73
BOISE, IDAHO U.S.A. 83729

ALVIA L. HENDERSON
VICE PRESIDENT
HUMAN RESOURCES


April 10, 2000


Mr. Vincent L. Kontny
601 Lido Park Drive, Unit 2AB
Newport Beach, CA 92663


RE: OFFER OF EMPLOYMENT

Dear Vince:

On behalf of Morrison Knudsen Corporation (the "Company"), I am pleased to offer you employment pursuant to the terms and conditions set forth in this letter and subject to Board of Director approval.

1) POSITION AND SERVICES TO BE RENDERED. The Company hereby agrees to employ you as Chief Operating Officer. You accept such employment and agree to devote your time and attention exclusively to rendering services to the Company. The Company agrees to your continuing to serve on the Board of Directors of CDI. You will report to the Company's Chief Executive Officer. Your actual first date of active employment with the Company will be April 10, 2000 (the "Effective Date").

2) SALARY. You will receive an annual salary of $450,000 commencing as April 10, 2000, payable in accordance with the Company's normal payroll practice (i.e., every two weeks). Your position will be a regular full-time position. The Company will review your base salary annually to determine any increase.

Subject to approval by the Covered Employees Subcommittee ("the Subcommittee") of the Compensation Committee, and ratification by the Compensation Committee and by the Board of Directors:

3) STOCK OPTIONS. You will be granted options to purchase 200,000 shares of the Company's common stock, under the Company's Stock Option Plan, at a price equal to the per share closing price of the Company's stock, as of the date the grant is approved by the Board of Directors. It is anticipated that this approval will be granted on or about April 14, 2000.

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                                                               Vincent L. Kontny
                                                                  April 10, 2000
                                                                          Page 2


     The options shall all vest in 12 months, on April 14, 2001. The Board of Directors has the authority to change the vesting period. The exercise period of these options will be five years from termination of employment.

4) FRINGE BENEFITS. You will be entitled to all other group plan and other benefits that are normally offered to regular full-time salaried employees:

     o 401(k) Savings Plan: The Company will match every dollar you contribute to the plan, up to 5% of your eligible compensation (maximum eligible compensation is $170,000).

     o Group medical and dental plan and all other benefits as described in the Handbook.

     o Vacation: The Company's PTO policy provides for three weeks of paid time off during each of the first 5 years of service, 4 weeks during years 5-19, and 5 weeks after 20 or more years of service.

     o Deferred Compensation Plan: The Company has a deferred compensation plan for certain levels of management; as a senior executive of the company you would be eligible to participate. This plan allows for deferrals of up to 50% of base salary and up to 100% of bonuses.

5)   CONTINGENCIES. This employment offer must be contingent upon the following:

     a. Your passing of a drug screen test, pursuant to the Company's Substance Abuse Prevention Program, and your continued compliance with such program. After reporting to work, you will also be required to complete an "Employment Certification" form that complies with the passing of the Drug-Free Workplace Act of 1988.

     b.   Your compliance with the following laws:

          o In accordance with Public Law 99-603, the Immigration and Naturalization Act of 1986, this offer is made pending receipt of verifiable documentation from you confirming your eligibility for employment under the terms and conditions of this Act. Proof of U.S. citizenship or adequate identification is required before any hire can be processed. You must present acceptable documents for employment eligibility verifications when you report for your first day of work.

          o In accordance with Public Law 100-679, the Office of Federal Procurement Policy Act Amendments of 1988, the Company is prohibited, for a period of two years, from hiring former government officials or employees (military or civilian) who participated personally and substantially in the conduct of any Federal agency procurement. Consequently, this offer is contingent upon receipt of information
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                                                               Vincent L. Kontny
                                                                  April 10, 2000
                                                                          Page 3

               from you that your employment with the Company will not result in a violation of the Procurement Policy Act. You will be required to complete an employee certification form verifying your prior employment before your employment with the Company begins.

By accepting this employment offer, you agree to the terms and conditions established herein. To indicate your acceptance of this offer, please sign the facsimile copy of this letter and return it to me. An original will be provided for your signature at a later date. If you have any questions, please do not hesitate to contact me.


Sincerely,



Alvia L. Henderson
Vice President-Human Resources


Attachment


AGREED AND ACCEPTED:


/s/ Vincent L. Kontny
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Vincent L. Kontny


DATE:

         4/12/00
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